Exhibit 99.1

IonQ Completes Acquisition of Skyloom, Expanding Quantum Networking and Secure Communications Capabilities

COLLEGE PARK, MD — January 28, 2026 — IonQ (NYSE: IONQ), the leading quantum company, today announced the completion of its acquisition of Skyloom Global Corp., a U.S.-based developer of lightwave-optics technology for secure, high-performance communications. The transaction, previously announced in November 2025, has now closed.

“Completing the Skyloom acquisition is another important step as we build the foundation for scalable quantum networking,” said Niccolo de Masi, IonQ’s Chairman and CEO. “Skyloom brings proven optical and communications expertise to complete our vision for distributed quantum entanglement and ultra-secure connectivity. We look forward to bringing our quantum platform solutions to their existing government, aerospace, and defense customers.”

The acquisition strengthens IonQ’s quantum networking roadmap by adding Skyloom’s deep expertise in free-space optical communications, photonic systems engineering, and secure data transmission. These capabilities are expected to accelerate IonQ’s work across quantum networking, quantum key distribution, and future quantum-enabled communications infrastructure.

Skyloom has developed advanced optical terminals and communication systems designed to deliver high-bandwidth, low-latency, and resilient connectivity. Its technologies have been applied across government, defense, and commercial use cases where security and performance are paramount.

Skyloom CEO Marc Eisenberg and its management team have stayed on to lead the business, aligned with IonQ’s technical roadmap, as well as prioritizing existing customers and driving new growth areas. IonQ expects the acquisition to support ongoing collaborations with government and industry partners while expanding the company’s ability to deliver end-to-end quantum networking solutions.

The Skyloom acquisition further advances IonQ’s strategy of combining quantum computing, quantum networking, quantum sensing, and quantum security technologies to address complex, real-world challenges across national security, enterprise, and scientific research. It also reinforces IonQ’s continued investment in building differentiated, full-stack quantum-secure communications platforms, following other recent acquisitions of Capella Space, Lightsynq, a super-majority stake in ID Quantique and Vector Atomic. With Skyloom, IonQ now owns all critical technology layers for distributed quantum entanglement and ultra-secure connectivity.

About IonQ

IonQ, Inc. [NYSE: IONQ] is the world’s leading quantum platform company delivering solutions for quantum computing, networking, sensing, and security. IonQ’s newest generation of quantum computers, the forthcoming IonQ Tempo, will be the latest in a line of cutting-edge systems that have been helping customers and partners including Amazon Web Services, AstraZeneca, and NVIDIA achieve 20x performance results and accelerate innovation in drug discovery, materials science, financial modeling, logistics, cybersecurity, and defense. In 2025, the company achieved 99.99% two-qubit gate fidelity, setting a world record in quantum computing performance.

Headquartered in College Park, Maryland, IonQ has more than 1,300 employees at operations in California, Colorado, Massachusetts, Tennessee, Washington, Italy, South Korea, Sweden, Switzerland, Toronto, and the United Kingdom. Our quantum computing services are available through all major cloud providers, while we also meet the needs of networking and sensing customers across land, sea, air, and space. IonQ is making quantum platforms more accessible and impactful than ever before. Learn more at IonQ.com.

IonQ Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the impact of Skyloom on IonQ’s existing businesses and relationships and the management of Skyloom following the closing. In some cases, you can identify these statements by forward-looking words such as “pending,” “look forward,” “accelerate,” “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “confident” and other similar expressions. These statements are only predictions based on our expectations and projections about future events as of the date of this press release and are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause actual results to differ materially from those expressed or implied by such statements, including, among others, those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025 filed with the SEC. New risks emerge from time to time, and it is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement we make. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. Except as otherwise required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

IonQ Media contacts:

Cheryl Krauss

cheryl.krauss@ionq.co

Tor Constantino

tor.constantino@ionq.co

IonQ Investor Contact:

investors@ionq.co